Report of Independent Accountants


To the Board of Directors and Shareholders of First Financial Fund, Inc.


In planning and performing our audit of the financial statements of First Financial Fund,
Inc. (the "Fund") for the year ended March 31, 2003, we considered its internal control,
including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs of controls.
 Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate. Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants.  A material weakness is a condition in which
the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may
occur and not be detected within a timely period by employees in the normal course of
performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider
to be material weaknesses as defined above as of March 31, 2003.
This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and
should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
May 28, 2003
To the Board of Directors and Shareholders of First Financial Fund, Inc.



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